                                                                   EXHIBIT 10.29

                                  Amendment to
                         Retirement Plan For Directors
                         of General Signal Corporation

          The Retirement Plan for Directors of General Signal Corporation (the "Plan") is hereby amended, effective as of December 12, 1996, by adding a new section 11 at the end thereof, reading in its entirety as follows:

          11.  Termination of Plan
               -------------------

               Notwithstanding any other provision of this plan, no benefits shall accrue for any director pursuant to section 4 above with respect to any period after December 31, 1996. The benefits hereunder of any director who has retired on or before December 31, 1996 shall continue to be paid in accordance with the terms hereof, unless such director and the corporation have previously agreed that such benefits shall be paid in a lump sum payment in full discharge of such director's benefits under this plan. the benefits hereunder of any individual who is a director as of December 31, 1996 (a "current director") shall be payable solely as follows. The lump sum value (the "lump sum amount") of the accrued benefits under this plan hereto (the "accrued benefit") of each current director as of April 30, 1996 is set forth on schedule I hereto. Schedule I also indicates whether or not each such current director has elected irrevocably to have his or her lump sum amount transferred to an account under the corporation's deferred compensation plan for directors. No amounts shall be payable pursuant to this plan to or with respect to current directors who have so elected. The accrued benefit of each current director who has not so elected shall be payable pursuant to this plan, in quarterly installments during such current director's lifetime, beginning as soon as practicable after the later of the date such current director ceases to be a member of the board and such current director's 65th birthday; provided, that if such current director dies while a member of the board or after ceasing to be a member of the board but before reaching age 65, such current director shall not be entitled to receive any payment with respect to his or her accrued benefit.

          The plan is in all other respects ratified and confirmed without amendment.